News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

PublicStorage.com

For Release	Immediately
Date	February 24, 2021
Contact	Ryan Burke
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Fourth Quarter and Year Ended December 31, 2020

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the fourth quarter and year ended December 31, 2020.

Comment from the CEO

“At Public Storage, our focus on the health and safety of employees and customers, enhancing the industry’s leading platform and brand, and utilizing unparalleled capital access to fund growth drove our success in 2020,” said Joe Russell, President and Chief Executive Officer.  “The outlook is favorable as we enter 2021.  Public Storage is transforming the customer experience through innovation amidst strong consumer demand while executing on a robust external growth environment through property acquisitions, development, and redevelopment.”

Operating Results for the Three Months Ended December 31, 2020

For the three months ended December 31, 2020, net income allocable to our common shareholders was $292.2 million or $1.67 per diluted common share, compared to $327.3 million or $1.87 per diluted common share in 2019 representing a decrease of $35.1 million or $0.20 per diluted common share.  The decrease is due primarily to (i) a $35.4 million decrease due to the impact of foreign currency exchange losses associated with our Euro denominated debt and (ii) a $12.3 million increase in general and administrative expense, partially offset by (iii) a $16.5 million increase in self-storage net operating income (described below).

The $16.5 million increase in self-storage net operating income is a result of a $6.3 million increase in our Same Store Facilities (as defined below) and a $10.2 million increase in our non-Same Store Facilities (as defined below).  Revenues for the Same Store Facilities increased 0.8% or $4.7 million in the three months ended December 31, 2020 as compared to 2019, due primarily to improved occupancy.  Cost of operations for the Same Store Facilities decreased by 1.1% or $1.6 million in the three months ended December 31, 2020 as compared to 2019, due primarily to a  9.3%  ($2.6 million) decrease in on-site property manager payroll.  The increase in net operating income of $10.2 million for the non-Same Store Facilities is due primarily to the impact of facilities acquired in 2019 and 2020 and the fill-up of recently developed and expanded facilities.

Operating Results for the Year Ended December 31, 2020

In 2020, net income allocable to our common shareholders was $1,098.3 million or $6.29 per diluted common share, compared to $1,272.8 million or $7.29 per diluted common share in 2019 representing a  decrease of $174.4 million or $1.00 per diluted common share.  The decrease is due primarily to (i) a $105.8 million decrease due to the impact of foreign currency exchange gains and losses associated with our Euro denominated debt,  (ii) a $40.3 million increase in depreciation and amortization expense, (iii) a $21.1 million increase in general and administrative expense, (iv) a $15.6 million decrease due to the impact of allocations to preferred shareholders with respect to redemption of preferred shares, and (v)  a $8.0 million decrease in self-storage net operating income (described below).

The $8.0 million decrease in self-storage net operating income is a result of a $41.7 million decrease in our Same Store Facilities, offset partially by a $33.7 million increase in our non-Same Store Facilities.  Revenues for the Same Store Facilities decreased 1.0% or $23.7 million in 2020 as compared to 2019, due primarily to reduced late charges and administrative fees.  Cost of operations for the Same Store Facilities increased by 2.7% or $18.1 million in 2020 as compared to 2019, due primarily to a 22.5% ($11.0 million) increase in marketing expenses, a 3.1% ($7.4 million) increase in property tax expense, and a 2.5% ($3.1 million) increase in on-site property manager payroll expense.  The increase in net operating income of $33.7 million for the non-Same Store Facilities is due primarily to the impact of facilities acquired in 2019 and 2020 and the fill-up of recently developed and expanded facilities.

Funds from Operations

For the three months ended December 31, 2020,  funds from operations (“FFO”) was $2.57 per diluted common share, as compared to $2.72 in 2019, representing a decrease of 5.5%.  FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation and amortization expense, gains and losses and impairment charges with respect to real estate assets.  A reconciliation of GAAP diluted net income per share to FFO per share, and additional descriptive information regarding this non-GAAP measure, is attached.

For the year ended December 31, 2020, FFO was $9.75 per diluted common share, as compared to $10.58 in 2019, representing a decrease of 7.8%.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities, and (iii) certain other significant non-cash and/or nonrecurring income or expense items such as loss contingency accruals, casualties, due diligence, and advisory costs.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

 The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended December 31,			Year ended December 31,
			Percentage			Percentage
	2020	2019	Change	2020	2019	Change

FFO per share	$2.57	$2.72	(5.5)%	$9.75	$10.58	(7.8)%
Eliminate the per share impact of
items excluded from Core FFO, including
our equity share from investments:
Foreign currency exchange loss (gain)	0.26	0.06		0.56	(0.04)
Application of EITF D-42	0.06	0.06		0.28	0.21
Other items	0.04	-		0.02	-
Core FFO per share	$2.93	$2.84	3.2%	$10.61	$10.75	(1.3)%

Property Operations – Same Store Facilities

The Same Store Facilities consist of facilities that have been owned and operated on a stabilized level of occupancy, revenues and cost of operations since January 1, 2018. The composition of our Same Store Facilities allows us to more effectively evaluate the ongoing performance of our self-storage portfolio in 2018, 2019, and 2020 and exclude the impact of fill-up of unstabilized facilities, which can significantly affect operating trends. We believe the Same Store information is used by investors and REIT analysts in a similar manner.  The following table summarizes the historical operating results of these 2,221 facilities (143.7 million net rentable square feet) that represent approximately 82% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at December 31, 2020.

Selected Operating Data for the Same
Store Facilities (2,221 facilities)
(unaudited):
Three Months Ended December 31,				Year ended December 31,
			Percentage			Percentage
2020		2019	Change	2020	2019	Change
(Dollar amounts in thousands, except for per square foot data)
Revenues:
Rental income	$600,528	$588,177	2.1%	$2,355,576	$2,353,625	0.1%
Late charges and administrative fees	18,984	26,605	(28.6)%	80,970	106,604	(24.0)%
Total revenues (a)	619,512	614,782	0.8%	2,436,546	2,460,229	(1.0)%

Direct cost of operations (a):
Property taxes	38,778	38,969	(0.5)%	247,860	240,451	3.1%
On-site property manager payroll	25,750	28,395	(9.3)%	125,051	121,978	2.5%
Repairs and maintenance	12,371	11,667	6.0%	46,582	47,445	(1.8)%
Snow removal	598	881	(32.1)%	2,639	4,058	(35.0)%
Utilities	9,090	10,327	(12.0)%	39,459	43,461	(9.2)%
Marketing	13,075	13,207	(1.0)%	59,901	48,911	22.5%
Other direct property costs	17,107	16,149	5.9%	66,646	65,331	2.0%
Total direct cost of operations	116,769	119,595	(2.4)%	588,138	571,635	2.9%
Direct net operating income (b)	502,743	495,187	1.5%	1,848,408	1,888,594	(2.1)%
Indirect cost of operations (a):
Supervisory payroll	(8,769)	(8,327)	5.3%	(39,291)	(37,719)	4.2%
Centralized management costs	(12,204)	(11,824)	3.2%	(47,713)	(49,453)	(3.5)%
Share based compensation	(3,169)	(2,734)	15.9%	(12,686)	(10,956)	15.8%
Net operating income (c)	$478,601	$472,302	1.3%	$1,748,718	$1,790,466	(2.3)%

Gross margin (before indirect costs,
depreciation and amortization expense)	81.2%	80.5%	0.9%	75.9%	76.8%	(1.2)%

Gross margin (before depreciation
and amortization expense)	77.3%	76.8%	0.7%	71.8%	72.8%	(1.4)%

Weighted average for the period:
Square foot occupancy	95.2%	93.1%	2.3%	94.5%	93.4%	1.2%
Realized annual rental income per (d):
Occupied square foot	$17.56	$17.60	(0.2)%	$17.34	$17.53	(1.1)%
Available square foot (“REVPAF”)	$16.72	$16.38	2.1%	$16.40	$16.38	0.1%
At December 31:
Square foot occupancy				94.2%	91.7%	2.7%
Annual contract rent per occupied
square foot (e)				$17.99	$18.06	(0.4)%

(a)	Revenues and cost of operations do not include tenant reinsurance and merchandise sales and expenses generated at the facilities.
(b)

Direct net operating income is a non-GAAP financial measure that excludes the impact of supervisory payroll, centralized management costs and stock based compensation in addition to depreciation and amortization expense.  We utilize direct net operating income in evaluating property performance and in evaluating property operating trends as compared to our competitors.

(c)	See attached reconciliation of self-storage net operating income (“NOI”) to net income.
(d)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency, and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(e)

Annual contract rent represents the agreed upon monthly rate that is paid by our tenants in place at the time of measurement.   Contract rates are initially set in the lease agreement upon move-in and we adjust them from time to time with notice.  Contract rent excludes other fees that are charged on a per-item basis, such as late charges and administrative fees, does not reflect the impact of promotional discounts, and does not reflect the impact of rents that are written off as uncollectible.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot data)
Total revenues:
2020	$609,053	$596,896	$611,085	$619,512	$2,436,546
2019	$601,805	$615,564	$628,078	$614,782	$2,460,229

Total cost of operations:
2020	$182,842	$185,862	$178,213	$140,911	$687,828
2019	$175,376	$173,911	$177,996	$142,480	$669,763

Property taxes:
2020	$70,097	$69,913	$69,072	$38,778	$247,860
2019	$66,744	$67,466	$67,272	$38,969	$240,451

Repairs and maintenance, including
snow removal expenses:
2020	$12,381	$11,292	$12,579	$12,969	$49,221
2019	$13,745	$12,056	$13,154	$12,548	$51,503

Marketing:
2020	$14,275	$16,979	$15,572	$13,075	$59,901
2019	$8,981	$12,404	$14,319	$13,207	$48,911

REVPAF:
2020	$16.24	$16.13	$16.50	$16.72	$16.40
2019	$16.00	$16.41	$16.72	$16.38	$16.38

Weighted average realized annual
rent per occupied square foot:
2020	$17.44	$17.11	$17.27	$17.56	$17.34
2019	$17.31	$17.46	$17.75	$17.60	$17.53

Weighted average occupancy levels
for the period:
2020	93.1%	94.3%	95.5%	95.2%	94.5%
2019	92.5%	94.0%	94.2%	93.1%	93.4%

The following table sets forth selected market trends in our Same Store Facilities:

Same Store Facilities Operating Trends by Market (Unaudited)
	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
	(Amounts in thousands, except for per square foot data)

Revenues:
Los Angeles	$97,353	$95,413	2.0%	$381,535	$379,097	0.6%
San Francisco	52,731	50,805	3.8%	205,558	202,747	1.4%
New York	39,321	39,238	0.2%	154,538	157,029	(1.6)%
Seattle-Tacoma	28,935	28,723	0.7%	114,606	114,774	(0.1)%
Washington DC	28,570	28,711	(0.5)%	112,739	114,483	(1.5)%
Miami	27,786	27,677	0.4%	108,598	111,402	(2.5)%
Chicago	30,292	30,012	0.9%	118,560	119,281	(0.6)%
Atlanta	21,077	21,612	(2.5)%	83,511	87,518	(4.6)%
Dallas-Ft. Worth	20,955	21,150	(0.9)%	83,162	84,988	(2.1)%
Houston	17,791	18,141	(1.9)%	70,975	73,683	(3.7)%
Orlando-Daytona	15,306	15,701	(2.5)%	60,772	62,869	(3.3)%
Philadelphia	15,312	14,857	3.1%	59,666	59,120	0.9%
West Palm Beach	11,820	11,672	1.3%	46,038	46,664	(1.3)%
Tampa	11,760	11,849	(0.8)%	46,216	47,706	(3.1)%
Charlotte	10,486	10,393	0.9%	41,006	41,781	(1.9)%
All other markets	190,017	188,828	0.6%	749,066	757,087	(1.1)%
Total revenues	$619,512	$614,782	0.8%	$2,436,546	$2,460,229	(1.0)%

Net operating income:
Los Angeles	$81,416	$80,378	1.3%	$309,991	$311,049	(0.3)%
San Francisco	43,335	41,351	4.8%	163,962	162,667	0.8%
New York	31,321	30,932	1.3%	108,681	111,424	(2.5)%
Seattle-Tacoma	23,085	23,808	(3.0)%	86,874	89,440	(2.9)%
Washington DC	22,759	22,456	1.3%	82,415	84,704	(2.7)%
Miami	24,997	24,371	2.6%	79,472	82,910	(4.1)%
Chicago	19,161	18,989	0.9%	62,749	63,319	(0.9)%
Atlanta	16,502	16,767	(1.6)%	59,940	64,423	(7.0)%
Dallas-Ft. Worth	17,003	16,693	1.9%	56,020	58,192	(3.7)%
Houston	11,296	11,178	1.1%	43,073	45,793	(5.9)%
Orlando-Daytona	11,853	12,115	(2.2)%	42,568	45,282	(6.0)%
Philadelphia	11,458	10,713	7.0%	41,572	41,592	(0.0)%
West Palm Beach	8,779	8,650	1.5%	32,752	34,125	(4.0)%
Tampa	8,984	9,039	(0.6)%	31,290	33,421	(6.4)%
Charlotte	7,739	7,383	4.8%	29,509	30,104	(2.0)%
All other markets	138,913	137,479	1.0%	517,850	532,021	(2.7)%
Total net operating income	$478,601	$472,302	1.3%	$1,748,718	$1,790,466	(2.3)%

Same Store Facilities Operating Trends by Market (Continued)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
Weighted average square foot
occupancy:
Los Angeles	97.7%	95.3%	2.5%	96.7%	95.2%	1.6%
San Francisco	97.7%	93.7%	4.3%	96.1%	94.3%	1.9%
New York	95.9%	93.6%	2.5%	95.2%	94.1%	1.2%
Seattle-Tacoma	94.4%	92.2%	2.4%	94.1%	93.0%	1.2%
Washington DC	95.2%	92.5%	2.9%	94.4%	93.4%	1.1%
Miami	96.2%	93.1%	3.3%	94.4%	93.0%	1.5%
Chicago	94.6%	92.4%	2.4%	93.8%	92.1%	1.8%
Atlanta	94.0%	92.2%	2.0%	92.8%	93.0%	(0.2)%
Dallas-Ft. Worth	93.2%	91.8%	1.5%	92.9%	92.1%	0.9%
Houston	92.9%	91.2%	1.9%	92.1%	90.1%	2.2%
Orlando-Daytona	94.7%	93.4%	1.4%	94.4%	94.2%	0.2%
Philadelphia	96.7%	94.6%	2.2%	96.1%	95.3%	0.8%
West Palm Beach	96.3%	94.0%	2.4%	95.0%	94.0%	1.1%
Tampa	94.8%	92.3%	2.7%	93.4%	92.6%	0.9%
Charlotte	94.5%	91.7%	3.1%	93.0%	91.9%	1.2%
All other markets	94.8%	92.9%	2.0%	94.5%	93.6%	1.0%
Total weighted average
square foot occupancy	95.2%	93.1%	2.3%	94.5%	93.4%	1.2%

Realized annual rent per
occupied square foot:
Los Angeles	$26.20	$26.02	0.7%	$25.88	$25.86	0.1%
San Francisco	26.97	26.85	0.4%	26.64	26.62	0.1%
New York	25.90	26.16	(1.0)%	25.62	26.05	(1.7)%
Seattle-Tacoma	20.56	20.65	(0.4)%	20.33	20.42	(0.4)%
Washington DC	21.32	21.72	(1.8)%	21.11	21.45	(1.6)%
Miami	19.91	20.18	(1.3)%	19.77	20.36	(2.9)%
Chicago	15.21	15.21	0.0%	14.96	15.15	(1.3)%
Atlanta	13.17	13.55	(2.8)%	13.15	13.56	(3.0)%
Dallas-Ft. Worth	13.46	13.60	(1.0)%	13.36	13.63	(2.0)%
Houston	12.71	13.00	(2.2)%	12.75	13.39	(4.8)%
Orlando-Daytona	13.62	13.97	(2.5)%	13.54	13.89	(2.5)%
Philadelphia	17.27	16.84	2.6%	16.86	16.65	1.3%
West Palm Beach	18.78	18.72	0.3%	18.51	18.72	(1.1)%
Tampa	13.78	14.04	(1.9)%	13.70	14.10	(2.8)%
Charlotte	11.16	11.27	(1.0)%	11.07	11.29	(1.9)%
All other markets	14.56	14.55	0.1%	14.35	14.48	(0.9)%
Total realized rent per
occupied square foot	$17.56	$17.60	(0.2)%	$17.34	$17.53	(1.1)%

Same Store Facilities Operating Trends by Market (Continued)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
REVPAF:
Los Angeles	$25.59	$24.81	3.1%	$25.02	$24.62	1.6%
San Francisco	26.35	25.17	4.7%	25.61	25.09	2.1%
New York	24.85	24.50	1.4%	24.39	24.50	(0.4)%
Seattle-Tacoma	19.40	19.04	1.9%	19.13	18.99	0.7%
Washington DC	20.29	20.09	1.0%	19.93	20.03	(0.5)%
Miami	19.14	18.79	1.9%	18.66	18.93	(1.4)%
Chicago	14.39	14.05	2.4%	14.04	13.95	0.6%
Atlanta	12.38	12.49	(0.9)%	12.20	12.62	(3.3)%
Dallas-Ft. Worth	12.54	12.49	0.4%	12.41	12.55	(1.1)%
Houston	11.81	11.86	(0.4)%	11.75	12.06	(2.6)%
Orlando-Daytona	12.90	13.05	(1.1)%	12.78	13.08	(2.3)%
Philadelphia	16.70	15.94	4.8%	16.20	15.86	2.1%
West Palm Beach	18.08	17.59	2.8%	17.59	17.59	0.0%
Tampa	13.05	12.96	0.7%	12.80	13.06	(2.0)%
Charlotte	10.55	10.33	2.1%	10.29	10.38	(0.9)%
All other markets	13.80	13.53	2.0%	13.57	13.55	0.1%
Total REVPAF	$16.72	$16.38	2.1%	$16.40	$16.38	0.1%

Property Operations – Non-Same Store Facilities

In addition to our Same Store Facilities, at December 31, 2020 we had  327 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2018 or that we did not own as of January 1, 2018.  The following table summarizes operating data with respect to these 327 facilities (unaudited).  Additional data and metrics with respect to these facilities is included in the MD&A in our December 31, 2020 Form 10-K.

NON-SAME STORE	Three Months Ended December 31,			Year ended December 31,
FACILITIES	2020	2019	Change	2020	2019	Change
	(Dollar amounts in thousands, except for per square foot data)
Revenues:
Acquired Facilities:
2018 Acquisitions	$4,450	$4,143	$307	$17,119	$16,029	$1,090
2019 Acquisitions	8,599	5,861	2,738	31,334	12,704	18,630
2020 Acquisitions	5,997	-	5,997	11,365	-	11,365
	19,046	10,004	9,042	59,818	28,733	31,085

Developed and expanded facilities:
Developed in 2015	4,722	4,539	183	18,228	17,630	598
Developed in 2016 - 2018	19,010	15,873	3,137	70,180	56,868	13,312
Developed in 2019	2,106	849	1,257	6,455	1,720	4,735
Developed in 2020	215	-	215	301	-	301
Expansions completed before 2019	9,052	7,891	1,161	33,921	29,354	4,567
Expansions completed in 2019 or 2020	10,030	8,022	2,008	36,031	28,898	7,133
Expansions in process	3,792	4,081	(289)	15,648	16,573	(925)
	48,927	41,255	7,672	180,764	151,043	29,721

Other non-same store facilities	11,453	10,986	467	44,502	44,547	(45)
Total revenues	79,426	62,245	17,181	285,084	224,323	60,761

Cost of operations before
depreciation and amortization:
Acquired Facilities:
2018 Acquisitions	1,811	1,644	167	7,562	7,278	284
2019 Acquisitions	3,364	2,300	1,064	13,323	5,178	8,145
2020 Acquisitions	3,072	-	3,072	6,742	-	6,742
	8,247	3,944	4,303	27,627	12,456	15,171

Developed and expanded facilities:
Developed in 2015	1,172	1,223	(51)	5,720	5,842	(122)
Developed in 2016 - 2018	6,467	5,887	580	29,728	27,694	2,034
Developed in 2019	1,139	637	502	4,685	1,915	2,770
Developed in 2020	173	-	173	383	-	383
Expansions completed before 2019	2,718	2,352	366	11,492	10,462	1,030
Expansions completed in 2019 or 2020	4,658	3,734	924	19,372	14,571	4,801
Expansions in process	1,079	894	185	4,262	3,828	434
	17,406	14,727	2,679	75,642	64,312	11,330

Other non-same store facilities	3,750	3,768	(18)	16,446	15,885	561
Total cost of operations	29,403	22,439	6,964	119,715	92,653	27,062

NON-SAME STORE	Three Months Ended December 31,			Year ended December 31,
FACILITIES (continued)	2020	2019	Change	2020	2019	Change

Net operating income:
Acquired Facilities:
2018 Acquisitions	$2,639	$2,499	$140	$9,557	$8,751	$806
2019 Acquisitions	5,235	3,561	1,674	18,011	7,526	10,485
2020 Acquisitions	2,925	-	2,925	4,623	-	4,623
	10,799	6,060	4,739	32,191	16,277	15,914

Developed and expanded facilities:
Developed in 2015	3,550	3,316	234	12,508	11,788	720
Developed in 2016 - 2018	12,543	9,986	2,557	40,452	29,174	11,278
Developed in 2019	967	212	755	1,770	(195)	1,965
Developed in 2020	42	-	42	(82)	-	(82)
Expansions completed before 2019	6,334	5,539	795	22,429	18,892	3,537
Expansions completed in 2019 or 2020	5,372	4,288	1,084	16,659	14,327	2,332
Expansions in process	2,713	3,187	(474)	11,386	12,745	(1,359)
	31,521	26,528	4,993	105,122	86,731	18,391

Other non-same store facilities	7,703	7,218	485	28,056	28,662	(606)
Net operating income (a)	$50,023	$39,806	$10,217	$165,369	$131,670	$33,699

(a)	See attached reconciliation of self-storage NOI to net income.

Investing and Capital Activities

During the three months ended December 31, 2020, we acquired 43 self-storage facilities (five each in Michigan and Pennsylvania, four each in Alabama, Illinois and Texas, three each in Georgia and Missouri, two each in Arizona, Colorado, Florida, Minnesota and Ohio and one each in Maryland, Nevada, Oklahoma, Oregon and Washington) with 3.7 million net rentable square feet for $513.7 million. During 2020, we acquired 62 self-storage facilities (six in Ohio, five each in Michigan and Pennsylvania, four each in Alabama, Illinois, Minnesota and Texas, three each in California, Colorado, Florida, Georgia and Missouri, two each in Arizona, New York and Tennessee and one each in Indiana, Massachusetts, Maryland, Nebraska, Nevada, Oklahoma, Oregon, Utah and Washington) with 5.1 million net rentable square feet for $796.1 million.

Subsequent to December 31, 2020, we acquired or were under contract to acquire 40 self-storage facilities across 18 states with 3.5 million net rentable square feet, for $580.1 million.

During the three months ended December 31, 2020, we opened one newly developed facility and various expansion projects (0.4 million net rentable square feet – 0.2 million in Missouri and 0.1 million each in Florida and Texas) costing $41.3 million. During 2020, we opened three newly developed facilities and various expansion projects (1.1 million net rentable square feet – 0.5 million in Florida, 0.2 million each in Minnesota and Missouri and 0.1 million each in California and Texas) costing $138.7 million. At December 31, 2020, we had various facilities in development (1.4 million net rentable square feet) estimated to cost $235 million and various expansion projects (2.2 million net rentable square feet) estimated to cost $326 million.  Our aggregate 3.6 million net rentable square foot pipeline of development and expansion facilities includes 1.3 million in California, 1.0 million in Florida, 0.2 million each in New York, Texas, Virginia and Washington and 0.5 million in other states.  The remaining $373 million of development costs for these projects is expected to be incurred primarily in the next 18 to 24 months.

On October 6, 2020, we issued our 3.875% Series N Preferred Shares for gross proceeds of $283 million.

On November 9, 2020, we issued our 3.9% Series O Preferred Shares for gross proceeds of $170 million.

On January 19, 2021, we completed a public offering of $500 million Senior Unsecured Notes bearing interest at a fixed rate of 0.875% and maturing on February 15, 2026.

On January 20, 2021, we redeemed our 5.40% Series B Preferred Shares for $300 million.    We called these shares for redemption in December 2020 and classified the liquidation amount as a liability on our balance sheet at December 31, 2020.

Distributions Declared

On February 16, 2021, our Board of Trustees declared a regular common quarterly dividend of $2.00 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on March 31, 2021 to shareholders of record as of March 16, 2021.

Fourth Quarter Conference Call

A conference call is scheduled for February 25, 2021 at 9:00 a.m. (PST) to discuss the fourth quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 8057778). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “About Us, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through March 11, 2021 by calling (800) 585-8367 (domestic), (404) 537-3406 (international) or by using the link at www.publicstorage.com under “About Us, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 8057778.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities.  At December 31, 2020, we had: (i) interests in 2,548 self-storage facilities located in 38 states with approximately 175 million net rentable square feet in the United States, (ii) an approximate 35% common equity interest in Shurgard Self Storage SA (Euronext Brussels:SHUR) which owned 241 self-storage facilities located in seven Western European nations with approximately 13 million net rentable square feet operated under the “Shurgard” brand and (iii) an approximate 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at December 31, 2020.  Our headquarters are located in Glendale, California.

This press release, our Form 10-K for the year ended December 31, 2020, a financial supplement, and additional information about Public Storage is available on our website, www.publicstorage.com.

We expect to release our 2020 Annual Report on Form 10-K within approximately one business day.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2020 and in our other filings with the SEC including: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development, expansion and acquisition of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; risks associated with the COVID Pandemic or similar events, including but not limited to illness or death of our employees or customers, negative impacts to the economic environment and to self-storage customers which could reduce the demand for self-storage or reduce our ability to collect rent, and/or potential regulatory actions to (i) close our facilities if we were determined not to be an “essential business” or for other reasons, (ii) limit our ability to increase rent or otherwise limit the rent we can charge or (iii) limit our ability to collect rent or evict delinquent tenants; the risk that there could be an out-migration of population from certain high-cost major markets, if it is determined that the ability to “work from home,” which has become more prominent during the COVID Pandemic, could allow certain workers to live in less expensive localities, which could negatively impact the occupancies and revenues of our properties in such major high-cost markets; risk that even though many initial restrictions due to the COVID Pandemic have eased, they could be reinstituted in response to increases in infections or if additional pandemics occur; risk that we could experience a change in the move-out patterns of our long-term customers due to economic uncertainty and the significant increase in unemployment resulting from the COVID Pandemic.  This could lead to lower occupancies and rent “roll down” as long-term customers are replaced with new customers at lower rates; risk of negative impacts on the cost and availability of debt and equity capital as a result of the COVID Pandemic, which could have a material impact upon our capital and growth plans; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; the risk that our existing self-storage facilities may be at a disadvantage in competing with newly developed facilities with more visual and customer appeal; risks related to increased reliance on Google as a customer acquisition channel; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage properties that we acquire directly or through the acquisition of entities that own and operate self-storage facilities; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the legal and regulatory environment, as well as national, state and local laws and regulations including, without limitation, those governing environmental issues, taxes, our tenant reinsurance business, and labor, including risks related to the impact of new laws and regulations; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; risks due to ballot initiatives or other actions that could remove the protections of Proposition 13 with respect to our real estate and result in substantial increases in our assessed values and property tax bills in California; changes in United States federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our operations or our business, customer and employee relationships or result in fraudulent payments; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays and cost overruns on our projects to develop new facilities or expand our existing facilities; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release.  All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement.  We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether because of new information, new estimates, or other factors, events or circumstances after the date of these forward-looking statements, except when expressly required by law.  Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, neither as predictions of future events nor guarantees of future performance.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenues:
Self-storage facilities	$698,938	$677,027	$2,721,630	$2,684,552
Ancillary operations	49,598	42,965	193,438	170,556
	748,536	719,992	2,915,068	2,855,108

Expenses:
Self-storage cost of operations	170,314	164,919	807,543	762,416
Ancillary cost of operations	15,838	12,215	59,919	50,736
Depreciation and amortization	141,406	134,885	553,257	512,918
General and administrative	30,140	17,855	83,199	62,146
Interest expense	14,235	12,647	56,283	45,641
	371,933	342,521	1,560,201	1,433,857

Other increases (decreases) to net income:
Interest and other income	3,522	6,028	22,323	26,683
Equity in earnings of unconsolidated real estate entities	17,634	13,916	80,497	69,547
Gain on sale of real estate	376	-	1,493	341
Foreign currency exchange (loss) gain	(45,703)	(10,318)	(97,953)	7,829
Net income	352,432	387,097	1,361,227	1,525,651
Allocation to noncontrolling interests	(1,165)	(1,082)	(4,014)	(5,117)
Net income allocable to Public Storage shareholders	351,267	386,015	1,357,213	1,520,534
Allocation of net income to:
Preferred shareholders – distributions	(48,219)	(51,614)	(207,068)	(210,179)
Preferred shareholders – redemptions	(9,883)	(6,153)	(48,265)	(32,693)
Restricted share units	(999)	(997)	(3,545)	(4,895)
Net income allocable to common shareholders	$292,166	$327,251	$1,098,335	$1,272,767

Per common share:
Net income per common share – Basic	$1.67	$1.88	$6.29	$7.30
Net income per common share – Diluted	$1.67	$1.87	$6.29	$7.29
Weighted average common shares – Basic	174,532	174,383	174,494	174,287
Weighted average common shares – Diluted	174,749	174,590	174,642	174,530

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	December 31, 2020	December 31, 2019
ASSETS	(Unaudited)

Cash and equivalents	$257,560	$409,743

Operating real estate facilities:
Land and buildings, at cost	17,372,627	16,289,146
Accumulated depreciation	(7,152,135)	(6,623,475)
	10,220,492	9,665,671
Construction in process	188,079	141,934
Investments in unconsolidated real estate entities	773,046	767,816
Goodwill and other intangible assets, net	204,654	205,936
Other assets	172,715	174,344
Total assets	$11,816,546	$11,365,444

LIABILITIES AND EQUITY

Senior unsecured notes	$2,519,762	$1,875,218
Mortgage notes	25,230	27,275
Preferred shares called for redemption	300,000	-
Accrued and other liabilities	394,655	383,284
Total liabilities	3,239,647	2,285,777

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 151,700 shares issued (in series) and outstanding,
(162,600 at December 31, 2019) at liquidation preference	3,792,500	4,065,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
174,581,742 shares issued and outstanding, (174,418,615 shares
at December 31, 2019)	17,458	17,442
Paid-in capital	5,707,101	5,710,934
Accumulated deficit	(914,791)	(665,575)
Accumulated other comprehensive loss	(43,401)	(64,890)
Total Public Storage shareholders’ equity	8,558,867	9,062,911
Noncontrolling interests	18,032	16,756
Total equity	8,576,899	9,079,667
Total liabilities and equity	$11,816,546	$11,365,444

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution

(Unaudited – amounts in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Computation of FFO per Share:

Net income allocable to common shareholders	$292,166	$327,251	$1,098,335	$1,272,767
Eliminate items excluded from FFO:
Depreciation and amortization	140,491	133,897	549,975	511,413
Depreciation from unconsolidated real estate investments	18,074	19,161	70,681	71,725
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(997)	(903)	(3,850)	(4,208)
Gains on sale of real estate, including equity
investment share	(376)	(4,516)	(12,791)	(5,896)
FFO allocable to common shares (a)	$449,358	$474,890	$1,702,350	$1,845,801
Diluted weighted average common shares	174,749	174,590	174,642	174,530
FFO per share (a)	$2.57	$2.72	$9.75	$10.58

Reconciliation of Earnings per Share to FFO per Share:

Diluted earnings per share	$1.67	$1.87	$6.29	$7.29
Eliminate per share amounts excluded from FFO:
Depreciation and amortization	0.90	0.87	3.53	3.32
Gains on sale of real estate	-	(0.02)	(0.07)	(0.03)
FFO per share (a)	$2.57	$2.72	$9.75	$10.58

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$449,358	$474,890	$1,702,350	$1,845,801
Eliminate effect of items included in FFO but not FAD:
Share-based compensation expense in excess of cash paid	11,014	4,866	22,845	13,671
Foreign currency exchange loss (gain)	45,703	10,318	97,953	(7,829)
Impact of EITF D-42, including equity investment share	9,883	10,706	48,265	37,246
Less: Capital expenditures to maintain real estate facilities	(37,764)	(57,140)	(163,834)	(192,539)

FAD (a)	$478,194	$443,640	$1,707,579	$1,696,350

Distributions paid to common shareholders and restricted
share units	$349,889	$349,754	$1,399,361	$1,398,570

Distribution payout ratio	73.2%	78.8%	82.0%	82.4%

Distributions per common share	$2.00	$2.00	$8.00	$8.00

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents GAAP net income before depreciation and amortization, real estate gains or losses and impairment charges, which are excluded because they are based upon historical costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures.  We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment and common distributions. We believe investors and analysts utilize FAD in a similar manner.  FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Net Income

(Unaudited – amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Self-storage revenues for:
Same Store Facilities	$619,512	$614,782	$2,436,546	$2,460,229
Acquired facilities	19,046	10,004	59,818	28,733
Developed and expanded facilities	48,927	41,255	180,764	151,043
Other non-same store facilities	11,453	10,986	44,502	44,547
Self-storage revenues	698,938	677,027	2,721,630	2,684,552

Self-storage cost of operations for:
Same Store Facilities	140,911	142,480	687,828	669,763
Acquired facilities	8,247	3,944	27,627	12,456
Developed and expanded facilities	17,406	14,727	75,642	64,312
Other non-same store facilities	3,750	3,768	16,446	15,885
Self-storage cost of operations	170,314	164,919	807,543	762,416

Self-storage NOI for:
Same Store Facilities	478,601	472,302	1,748,718	1,790,466
Acquired facilities	10,799	6,060	32,191	16,277
Developed and expanded facilities	31,521	26,528	105,122	86,731
Other non-same store facilities	7,703	7,218	28,056	28,662
Self-storage NOI (a)	528,624	512,108	1,914,087	1,922,136
Ancillary revenues	49,598	42,965	193,438	170,556
Ancillary cost of operations	(15,838)	(12,215)	(59,919)	(50,736)
Depreciation and amortization	(141,406)	(134,885)	(553,257)	(512,918)
General and administrative expense	(30,140)	(17,855)	(83,199)	(62,146)
Interest and other income	3,522	6,028	22,323	26,683
Interest expense	(14,235)	(12,647)	(56,283)	(45,641)
Equity in earnings of unconsolidated real estate entities	17,634	13,916	80,497	69,547
Gain on sale of real estate	376	-	1,493	341
Foreign currency exchange (loss) gain	(45,703)	(10,318)	(97,953)	7,829
Net income on our income statement	$352,432	$387,097	$1,361,227	$1,525,651

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions.  We utilize NOI in determining current property values, evaluating property performance, and in evaluating operating trends.  We believe that investors and analysts utilize NOI in a similar manner.  NOI is not a substitute for net income, operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the net income presented on our income statement.